UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 29, 2025
Date of Report (date of earliest event reported)

S&T BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On October 29, 2025, the Board of Directors (the "Board") of S&T Bancorp, Inc. ("S&T") appointed Stephanie Nycum Doliveira to serve on the Board, effective immediately. Ms. Doliveira was also appointed as a director of S&T Bank, effective immediately. The Board determined that Ms. Doliveira is independent in accordance with the director independence standards established by Nasdaq. The committees on which Ms. Doliveira will serve have not been determined. She will be eligible to receive compensation for her Board service according to the recommendations of the Nominating and Corporate Governance Committee of the Board and the determination of the Board with respect to compensation for all non-employee directors. For her service on the board from October 29, 2025 through the next annual shareholder meeting in 2026, she will receive a prorated cash retainer of $40,833 and an equity award in the form of restricted stock units valued at $29,167.
Ms. Doliveira has served as the Executive Vice President of People & Culture at Sheetz, Inc, since January 2023. Prior to her current role, she served in many leadership roles within the organization, including Vice President of Human Resources, Interim Manager of Brand Strategy and Manager of Internal Communications. Preceding the start of her career with Sheetz, Inc. in 2003, Ms. Doliveira was a practicing labor and employment attorney with Andrews, Wagner & Beard in Altoona, Pennsylvania. Ms. Doliveira holds a juris doctorate from Widener University Commonwealth Law School and a bachelor’s degree in labor and industrial relations from Pennsylvania State University.

There are no arrangements or understandings between Ms. Doliveira and any other person pursuant to which Ms. Doliveira was appointed to the Board. There are no other transactions to which S&T is a party in which Ms. Doliveira has an interest that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. S&T issued a press release on October 29, 2025 regarding the appointment of Ms. Doliveira to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
October 30, 2025	Mark Kochvar Senior Executive Vice President, Chief Financial Officer